Exhibit 99.2
Willow Financial Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in Thousands, Except for Share Amounts)

	September 30, 2008	June 30, 2008
	(unaudited)
Assets:
Cash and cash equivalents:
Cash in banks	$26,193	$28,427
Interest-earning deposits	6,692	7,755
Total cash and cash equivalents	32,885	36,182
Investment securities — trading	1,231	1,282
Federal Home Loan Bank stock	17,869	15,803
Investment securities available for sale (amortized cost of $206,516 and $187,935, respectively)	195,032	181,262
Investment securities held to maturity (fair value of $70,777 and $73,614, respectively)	72,973	75,781
Loans held for sale	14,444	14,199
Loans receivable	1,147,077	1,150,820
Deferred fees and costs, net	648	812
Allowance for loan losses	(16,753)	(14,793)
Loans receivable, net	1,130,972	1,136,839
Accrued interest receivable	6,376	6,181
Property and equipment, net	9,823	10,412
Bank owned life insurance	12,534	12,410
Real estate owned	465	166
Other intangibles, net	13,750	14,589
Goodwill	57,247	56,959
Other assets	21,369	22,580
Total Assets	$1,586,970	$1,584,645

Liabilities and Stockholders’ Equity
Liabilities:
Interest-bearing deposits	$850,367	$872,440
Non-interest bearing deposits	119,496	130,438
Securities sold under agreements to repurchase	75,000	75,000
Advance payments by borrowers for taxes and insurance	2,108	4,192
Federal Home Loan Bank advances	357,809	311,428
Trust preferred securities and other borrowings	27,284	27,312
Accrued interest payable	1,630	1,708
Other liabilities	9,416	12,030
Total Liabilities	1,443,110	1,434,548

Commitments and contingencies	—	—
Stockholders’ Equity:
Common stock - $0.01 par value; 40,000,000 shares authorized; 17,493,025 and 17,493,825 shares issued at September 30, 2008 and June 30, 2008, respectively	178	178
Additional paid-in capital	191,013	190,943
Retained (deficit) earnings — substantially restricted	(7,926)	(4,441)
Treasury stock (1,819,436 and 1,822,606 shares at September 30, 2008 and June 30, 2008, respectively, at cost)	(30,205)	(30,258)
Accumulated other comprehensive loss	(7,580)	(4,406)
Obligation of deferred compensation plan	1,228	1,293
Unallocated common stock held by:
Employee Stock Ownership Plan (ESOP)	(1,963)	(2,141)
Recognition and Retention Plan Trust (RRP)	(885)	(1,071)
Total Stockholders’ Equity	143,860	150,097
Total Liabilities and Stockholders’ Equity	$1,586,970	$1,584,645

See accompanying Notes to Consolidated Financial Statements

Willow Financial Bancorp, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except for Per Share Amounts, Unaudited)

	Three months Ended September 30,
	2008	2007

Interest Income:
Loans	$16,687	$17,503
Mortgage-backed and investment securities	3,628	4,262
Total interest income	20,315	21,765
Interest Expense:
Deposits	4,946	8,567
Securities sold under agreements to repurchase	769	282
Borrowings	3,261	2,610
Total interest expense	8,976	11,459
Net Interest Income	11,339	10,306
Provision for loan losses	2,350	242
Net interest income after provision for loan losses	8,989	10,064
Non-interest income:
Investment services income, net	1,335	1,094
Income from insurance operations	590	561
Service charges and fees	1,473	1,277
Gain (loss) on:
Sale of loans	485	685
Securities available for sale	(1,593)	16
Other	549	233
Total non-interest income	2,839	3,866
Non-interest expense:
Salaries and employee benefits	7,284	6,969
Occupancy and equipment	2,161	2,201
Data processing	666	454
Advertising	306	295
Deposit insurance premiums	494	30
Amortization of intangible assets	551	525
Professional fees	1,531	510
Other	1,376	1,350
Total non-interest expense	14,369	12,334
(Loss) income before income taxes	(2,541)	1,596
Income tax (benefit) expense	(858)	438
Net (Loss) / Income	$(1,683)	$1,158
(Loss) Earnings per share
Basic	$(0.11)	$0.08
Diluted	$(0.11)	$0.08
Dividends per share paid during period	$0.12	$0.12
Weighted average shares outstanding
Basic	15,272,423	15,088,328
Diluted	15,351,509	15,219,164

See accompanying Notes to Consolidated Financial Statements

Willow Financial Bancorp, Inc.
Consolidated Statements of Other Comprehensive (Loss) / Income
(Dollars in Thousands, Unaudited)

	Three months Ended September 30,
	2008	2007

Net (loss) income	$(1,683)	$1,158

Other comprehensive (loss) income, net of tax:
Net unrealized (losses) gains on securities available for sale during the period	(4,225)	778
Change in tax rate	—	(38)
Reclassification adjustment for losses (gains) included in net (loss) income	1,051	(11)
Comprehensive (loss) income	$(4,857)	$1,887

See accompanying Notes to Consolidated Financial Statements

Willow Financial Bancorp, Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands, Unaudited)

	Three months Ended September 30,
	2008	2007

Net (loss) income	$(1,683)	$1,158
Add (deduct) items not affecting cash flows from operating activities:
Depreciation	655	714
Amortization of premiums and accretion of discounts on investments, net	(43)	362
Amortization of intangible assets	551	525
Provision for loan losses	2,350	242
Gain on sale of loans held for sale	(485)	(685)
Loss (gain) on sale of investment securities	—	(16)
Investment impairment	1,593	—
Origination of loans held for sale	(55,111)	(40,427)
Proceeds from the sale of loans held for sale	55,351	30,470
Decrease (increase) in trading account securities	51	(59)
Amortization (accretion) of deferred loan fees, discounts and premiums	38	(116)
Increase in accrued interest receivable	(195)	(1,166)
Increase in value of bank owned life insurance	(124)	(119)
Decrease in other assets	2,846	528
Decrease in other liabilities	(2,614)	(4,671)
Stock based compensation	422	526
Excess tax benefits from stock-based compensation	—	—
Decrease in accrued interest payable	(78)	(175)
Net cash provided by (used in) operating activities	3,524	(12,909)
Cash flows from investment activities:
Capital expenditures	(66)	(1,318)
Net decrease (increase) in loans	3,180	(37,462)
Proceeds from maturities, sales, payments and calls of investment securities held to maturity	2,810	3,824
Purchase of securities available for sale	(32,756)	(15,506)
Increase in FHLB stock	(2,066)	(2,723)
Proceeds from sales and calls of securities available for sale	12,633	7,764
Net cash used in investment activities	(16,265)	(45,421)
Cash flows from financing activities:
Net decrease in deposits	(33,015)	(47,210)
Increase in securities sold under agreements to repurchase	—	55,000
Proceeds from FHLB advances	252,207	135,000
Repayments of FHLB advances	(205,834)	(118,800)
Repayments of other borrowings	(28)	—
Decrease in advance payments by borrowers for taxes and insurance	(2,084)	(1,963)
Cash dividends on common stock	(1,802)	(1,728)
Common stock repurchased	—	(299)
Net cash used in financing activities	9,444	20,000
Net decrease in cash and cash equivalents	(3,297)	(38,330)
Cash and cash equivalents:
Beginning of period	36,182	60,277
End of period	$32,885	$21,947
Supplemental disclosures:
Cash payments during the year for:
Taxes	$—	$41
Interest	$9,054	$11,634
Non-cash items:
Net unrealized (loss) gain on investment securities available for sale, net of tax	$(3,174)	$778
.
See accompanying Notes to Consolidated Financial Statements

Willow Financial Bancorp, Inc.
Notes to the Unaudited Consolidated Financial Statements

1.	Basis of Consolidated Financial Statement Presentation

On May 21, 2008, the Company and Harleysville National Corporation (“HNC”) announced that they had entered into an Agreement and Plan of Merger (“Merger Agreement”), dated May 20, 2008, which sets forth the terms and conditions pursuant to which the Company will be merged with and into HNC (the “Merger”). The Merger Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of the Company, par value $0.01 per share, will be converted into a right to receive 0.7300 shares of common stock of HNC, par value $1.00 per share, plus cash in lieu of any fractional share interest.

Consummation of the Merger is subject to a number of customary conditions, including but not limited to (i) the approval of the Merger Agreement by both the shareholders of the Company and HNC and (ii) the requisite regulatory approvals of the Merger and the proposed merger of the Company’s banking subsidiary, Willow Financial Bank, with and into HNC’s banking subsidiary Harleysville National Bank, following consummation of the Merger. The Merger is intended to qualify as reorganization for federal income tax purposes, such that the shares of the Company exchanged for shares of HNC Common Stock will be issued to the Company’s shareholders on a tax-free basis.

The Merger Agreement contains certain termination rights for each of the Company and HNC and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay to HNC a termination fee of $7.0 million.

The Boards of Directors of the Company and HNC approved the Merger Agreement on May 20, 2008. On September 10, 2008, shareholders of both the Company and HNC also approved the Merger Agreement.

On September 25, 2008, The Harleysville National Bank and Trust Company, received approval from the Office of the Comptroller of the Currency to acquire Willow Financial Bank.  The Office of Thrift Supervision has also not objected to the transaction.  HNC expects to receive the approvals from the Federal Reserve Board and the Pennsylvania Department of Banking in November 2008 to acquire Willow Financial Bancorp, Inc. in a previously announced transaction.  HNC expects to close the transaction by early December 2008. The Company has a contingent payment of $1.2 million due to its independent financial advisors upon the closing of the Merger.

The accompanying consolidated financial statements were prepared in accordance with instructions to Form 10-Q, and therefore, do not include information or footnotes necessary for a complete presentation of financial condition, results of operations and cash flows in conformity with U.S. generally accepted accounting principles (“GAAP”).  However, all normal, recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of these financial statements, have been included.  These consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto in its Report on Form 10-K for the Company for the year ended June 30, 2008 and 2007 (File No. 0-49706).  The operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending June 30, 2009.

The accounting policies of the Company, as applied in the consolidated interim financial statements presented herein, are substantially the same as those followed on an annual basis as presented in note 4 of the Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

The consolidated financial statements include the balances of the Company and its wholly owned subsidiaries and business segments.  All material inter-company balances and transactions have been eliminated in consolidation.

In preparing the consolidated financial statements, the Company is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and statement of operations for the period.  Actual results could differ significantly from those estimates.  Material estimates that are particularly susceptible to significant change in the near-term include the determination of the allowance for loan losses, income taxes, intangible asset impairment and other-than-temporary impairment on investments.

2.           Recent Accounting Pronouncements

FASB Staff Position FSP No. 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of
FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161

In September 2008, the Financial Accounting Standards Board issued FASB Staff Position FSP No. 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161.” The FSP is intended to improve disclosures about credit derivatives by requiring more information about the potential adverse effects of changes in credit risk on the financial position, financial performance, and cash flows of the sellers of credit derivatives. It amends FAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to require disclosures by sellers of credit derivatives, including credit derivatives embedded in hybrid instruments. The FSP also amends FAS Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others,” to require an additional disclosure about the current status of the payment / performance risk of a guarantee. The provisions of the FSP that amend FAS No. 133 and FIN 45 are effective for reporting periods (annual or interim) ending after November 15, 2008. Finally, the FSP clarifies that the disclosures required by FAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities,” should be provided for any reporting period (annual or interim) beginning after November 15, 2008. This clarification was effective upon issuance of the FSP. The Company is evaluating the impact of FSP No. 133-1 and FIN 45-4 on its consolidated financial statements.

EITF 08-5, Fair Value Measurements of Liabilities with Third-Party Credit Enhancements

The Emerging Issues Task Force reached a consensus that issuers of liabilities with third-party credit enhancements should exclude the effect of the guarantee or other credit enhancement when measuring the liability at fair value. The requirement applies to fair value measurements of liabilities for disclosure purposes as well as to fair value measurements included in amounts on the face of the financial statements. The consensus does not apply to fair value measurements for holders of guaranteed debt. The consensus will be applied prospectively for the reporting period beginning after December 15, 2008. Companies are required to disclose the valuation technique used to measure those liabilities in earlier periods, and the existence of the credit enhancement. Early application is permitted.  The Company is evaluating the impact of FSP No. EITF 08-5 on its consolidated financial statements.

FASB Staff Position FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets

In April 2008, the Financial Accounting Standards Board issued FASB Staff Position FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets.” FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, “Goodwill and Other Intangible Assets.” FSP No. FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is evaluating the impact of FSP No. FAS 142-3 on its consolidated financial statements.

FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the Financial Accounting Standards Board issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” Statement No. 161 requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also requires disclosure of derivative features that are credit risk-related and cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Statement No. 161 is effective for financial statements issued for fiscal years and interim periods after November 15, 2008, with early application encouraged. The Company is evaluating the impact of Statement No. 161 on its consolidated financial statements.

FASB Statement No. 141(R), Business Combinations

In December 2007, the Financial Accounting Standards Board issued Statement No. 141(R), “Business Combinations.” Statement No. 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. Statement No. 141(R) is effective for fiscal years beginning after December 15, 2008. The Company is evaluating the impact of Statement No. 141(R) on its consolidated financial statements.

FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the Financial Accounting Standards Board issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements.” Statement No. 160 requires that a reporting entity provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. Statement No. 160 is effective for fiscal years beginning after December 15, 2008. The Company is evaluating the impact of Statement No. 160 on its consolidated financial statements.

SAB 109, Written Loan Commitments Recorded at Fair Value Through Earnings

In November 2007, the SEC issued SAB 109, “Written Loan Commitments Recorded at Fair Value through Earnings.” SAB 109 revises and rescinds portions of SAB 105, “Application of Accounting Principles to Loan Commitments.” The SEC staff’s current view is that the expected net future cash flows related to the associated servicing of a loan should be included in the measurement of derivative and other written loan commitments that are accounted for at fair value through earnings. That view is consistent with the guidance in Financial Accounting Standards Board (FASB) No. 156, “Accounting for Servicing of Financial Assets” and FASB No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SAB 109 retains the view expressed in SAB 105 that internally developed intangible assets should not be recorded as part of the fair value of a derivative loan commitment. The guidance in SAB 109 is effective for derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007 and should be applied prospectively. Currently, this SAB has not had any material impact on the Company.

FASB Statement No, 159, The Fair Value Option for Financial Assets and Financial Liabilities

Effective July 1, 2008, the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement provides entities with an irrevocable option to report most financial assets and liabilities at fair value, with subsequent changes in fair value reported in earnings. The election can be applied on an instrument-by-instrument basis. The statement establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The Company did not elect to measure any existing financial assets or liabilities at fair value that are not currently required to be measured at fair value upon adoption of this statement. The adoption of this statement did not have a material impact on the Company’s financial position or results of operations.

FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157,

In February 2008, the Financial Accounting Standards Board issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement No. 157.” FSP No. 157-2 delays the effective date of FASB Statement No. 157, “Fair Value Measurements,” for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years for items within the scope of this FSP. The Company elected to defer the adoption of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities measured on a nonrecurring basis until July 1, 2009.

FASB Staff Position No. 157-3, Determining Fair Value of Financial Assets in Markets That Are Not Active

In October 2008, the Financial Accounting Standards Board issued FASB Staff Position No. 157-3, “Determining Fair Value of Financial Assets in Markets That Are Not Active.” FSP No. 157-3 clarifies how management’s internal cash flow and discount rate assumptions should be considered when measuring fair value when relevant observable data does not exist, how observable market information in a market that is not active should be considered when measuring fair value, and how the use of market quotes (e.g. broker quotes or pricing services for the same or similar financial assets) should be considered when assessing the relevance of observable and unobservable data available to measure fair value. This FSP is effective upon issuance, including prior periods for which financial statements have not been issued. The Company has made no material changes in its valuation techniques as a result of the adoption of FSP No. 157-3.

3.	Stock Compensation Plans

The Company periodically grants stock option and restricted stock awards to its employees, which vest over three to five year periods. The following table presents compensation expense and the related tax impacts for option and restricted stock awards recognized in the consolidated statements of operations:

	Three months Ended September 30,
	(In thousands)
	2008	2007
Compensation expense	$198	$333
Tax benefit	(63)	(113)
Net income effect	$135	$220

4.	(Loss) / Earnings Per Share

(Loss)/earnings per share, basic and diluted, were both $(0.11) for the three months ended September 30, 2008, compared to $0.08 for the three months ended September 30, 2007.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations:

	Three months ended September 30,
	2008		2007
(Dollars in thousands, except per share data)	Basic	Diluted	Basic	Diluted
Net (loss) income	$(1,683)	$(1,683)	$1,158	$1,158
Dividends on unvested common stock awards	(4)	(4)	(12)	(12)
Net (loss) income available to common stockholders	$(1,687)	$(1,687)	$1,146	$1,146

Weighted average shares outstanding	15,272,423	15,272,423	15,088,328	15,088,328
Effect of dilutive securities:
Common stock equivalents	—	79,086	—	130,836
Adjusted weighted average shares used in (loss) earnings per share computation	15,272,423	15,351,509	15,088,328	15,219,164

(Loss) earnings per share (1)	$(0.11)	$(0.11)	$0.08	$0.08

Anti-dilutive options for the three months ended September 30, 2008 and 2007 total 590,044 shares and 537,560 shares, respectively.

(1)  Diluted shares used in the diluted earnings per share calculation represent basic shares for the September 30, 2008 period due to the net loss. Using actual diluted shares would result in anti-dilution.

5.           Investment Securities

The amortized cost and estimated fair value of held to maturity and available for sale securities at September 30, 2008 and June 30, 2008 are as follows:

	September 30, 2008
	Amortized cost	Unrealized gains	Unrealized losses	Estimated fair value
	(Dollars in thousands)
Investment securities held to maturity:
Mortgage-backed securities:
FNMA	$13,077	$101	$(98)	$13,080
FHLMC	8,895	—	(104)	8,791
CMOs	51,001	—	(2,095)	48,906
Total investment securities held to maturity	$72,973	$101	$(2,297)	$70,777

Investment securities available for sale:
US government agency securities	$27,312	$66	$(287)	$27,091
Municipal bonds	27,195	56	(3,427)	23,824
Mortgage-backed securities:
FNMA	66,222	98	(853)	65,467
GNMA	18,912	—	(247)	18,665
FHLMC	25,332	82	(269)	25,145
CMOs	12,318	—	(911)	11,407
Corporate debt securities	19,933	33	(5,781)	14,185
Equity securities	9,292	48	(92)	9,248
Total investment securities available for sale	$206,516	$383	$(11,867)	$195,032
Total investment securities	$279,489	$484	$(14,164)	$265,809

	June 30, 2008
	Amortized cost	Unrealized gains	Unrealized losses	Estimated fair value
	(Dollars in thousands)
Investment securities held to maturity:
Mortgage-backed securities:
FNMA	$13,507	$130	$(144)	$13,493
FHLMC	9,525	—	(155)	9,370
CMOs	52,749	—	(1,998)	50,751
Total investment securities held to maturity	$75,781	$130	$(2,297)	$73,614

Investment securities available for sale:
US government agency securities	$24,330	$55	$(335)	$24,050
Municipal bonds	27,129	86	(1,477)	25,738
Mortgage-backed securities:
FNMA	63,011	101	(1,451)	61,661
GNMA	1,983	—	(63)	1,920
FHLMC	27,867	63	(421)	27,509
CMOs	12,802	1	(947)	11,856
Corporate debt securities	20,586	34	(2,260)	18,360
Equity securities	10,227	23	(82)	10,168
Total investment securities available for sale	$187,935	$363	$(7,036)	$181,262
Total investment securities	$263,716	$493	$(9,333)	$254,876

Investment securities are evaluated periodically to determine whether a decline in their fair value is other-than-temporary.  Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other than temporary.  The term “other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support realizable value equal to or greater than carrying value of the investment. Once a decline in fair value is determined to be other-than-temporary, the fair value of the security is reduced through a charge to earnings in the statement of operations. Based upon an evaluation performed as of September 30, 2008, the Company recorded impairment charges of $1.6 million for the quarter ended September 30, 2008. For the year ended June 30, 2008, the Company also recorded impairment charges of $1.9 million. The impairment charges related to the holdings of certain debt securities, mutual funds, and common stock of two Pennsylvania financial institutions and another financial services related equity security for which the Company recorded impairment charges in prior periods.

For the remaining unrealized loss not considered other-than-temporarily impaired, the Company has both the ability and intent to hold fixed income securities until such time as the value recovers or the security matures, and for the equity securities management believes that, other than the aforementioned impairment charge, the unrealized losses are temporary and overall not significant to the value of equity securities and therefore believes that the above individual unrealized losses at September 30, 2008 are not other-than-temporary impairments.

Mortgage-backed securities include issues of the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, and the Government National Mortgage Association. None of the Company’s mortgage-backed securities include subprime or Alt-A components, and management believes that the unrealized losses on these securities at September 30, 2008 were principally a result of decreased liquidity and larger risk premiums in the marketplace.

6.           Loan Portfolio

Information about the Bank’s loans receivable portfolio is presented below as of and for the periods indicated:

	As of September 30, 2008		As of June 30, 2008
(Dollars in thousands)	Amount	Percentage of Total	Amount	Percentage of Total
Real estate loans:
Single-family residential	$230,272	20.1%	$240,659	20.9%
Commercial real estate and multi-family residential	335,614	29.3	338,037	29.4
Construction	87,619	7.6	90,848	7.9
Home equity	340,329	29.7	335,420	29.2
Total real estate loans	993,834	86.7	1,004,964	87.4
Consumer loans	3,573	0.3	3,598	0.3
Commercial business loans	149,670	13.0	142,258	12.3
Total loans receivable	1,147,077	100.0%	1,150,820	100.0%

Allowance for loan losses	(16,753)		(14,793)
Deferred net loan origination fees and other discounts	648		812
Loans receivable, net	$1,130,972		$1,136,839

The following is a summary of the activity in the allowance for loan losses for the three months ended September 30, 2008 and 2007:

(Dollars in thousands)	2008	2007
Balance at the beginning of period	$14,793	$12,210
Plus: Provisions for loan losses	2,350	242
Less charge-offs for:
Real estate loans	(126)	(43)
Consumer loans	(154)	(63)
Commercial business loans	(150)	(7)
Total charge-offs	(430)	(113)
Plus: Recoveries	40	16
Balance at the end of the period	$16,753	$12,355

7.           Deposits

Deposit balances consisted of the following at September 30, 2008 and June 30, 2008:

	As of September 30, 2008		As of June 30, 2008
(Dollars in thousands)	Amount	Percentage of Total	Amount	Percentage of Total

Savings accounts	$76,040	7.9%	$80,982	8.1%
Money market deposit accounts	408,612	42.1	408,990	40.8
Certificates less than $100,000	186,877	19.3	192,484	19.2
Certificates $100,000 and greater	61,288	6.3	57,048	5.7
Interest-bearing checking accounts	117,550	12.1	132,936	13.2
Non-interest bearing accounts	119,496	12.3	130,438	13.0
Total deposits	$969,863	100.0%	$1,002,878	100.0%

8.	Trust Preferred Securities and Other Borrowings

On March 31, 2006, the Company issued $25.8 million of Junior Subordinated Debentures to Willow Grove Statutory Trust I, a Connecticut Statutory Trust, in which the Company owns all of the common equity. The Trust then issued $25.0 million of trust preferred securities, which pay interest quarterly at three-month Libor plus 1.31% to investors, which are secured by the Junior Subordinated Debentures and the guarantee of the Company. The Junior Subordinated Debentures are treated as debt of the Company but qualify as Tier I capital of the Bank to the extent of the amount of the proceeds, which are invested in the Bank. The Trust Preferred Securities are callable by the Company on or after September 30, 2011. The trust preferred securities must be redeemed by the Company upon their maturity in the year 2036.

The Bank utilizes outside borrowings to supplement its funding needs.  At September 30, 2008, the Bank had $75.0 million outstanding in repurchase agreements with a weighted average interest rate of 4.01%. The underlying securities collateralizing these repurchase agreements had a market value of $87.7 million at September 30, 2008. In addition, the Company had $1.5 million in secured borrowings at September 30, 2008 related to certain commercial business loan relationships.

9.	Capital Stock

On July 24, 2007, the Company declared a cash dividend on its common stock of $0.115 per share, paid on August 24, 2007, to owners of record on August 10, 2007. On August 29, 2008, the Company declared a cash dividend on its common stock of $0.115 per share, paid on September 12, 2008, to owners of record on September 8, 2008.

10.	Guarantees

In the normal course of business, the Company sells loans in the secondary market.  As is customary in such sales, the Company provides indemnification to the buyer under certain circumstances  This indemnification may include the obligation to repurchase loans by the Company, under certain circumstances.  In most cases repurchases and losses are rare, and no provision is made for losses at the time of sale.  When repurchases and losses are probable and reasonably estimable, a provision is made in the financial statements for such estimated losses.

On May 12, 2003, the Company entered into a sales and servicing master agreement with the FHLB.  The agreement allows the Company to sell loans to the FHLB while retaining servicing and providing for a credit enhancement.  Under the terms of the agreement, the Company receives a ten basis point annual fee in exchange for assuming the credit risk on losses in excess of its contractual obligation up to a maximum of $605 thousand. The Company has sold $36.0 million in loans under this agreement and had a maximum credit risk exposure of $461 thousand at September 30, 2008. The fair value of these guarantees was determined to be insignificant at September 30, 2008.

11.           Accounting for Derivative Instruments and Hedging

At September 30, 2008, the Company had four interest rate swap arrangements tied to specific loans originated by the Bank. The swaps effectively convert the rates from a fixed rate to a floating rate based on Libor throughout the life of the underlying loans.  At September 30, 2008, the total outstanding notional amount on these swaps was $7.5 million.  The weighted average floating and fixed rates on these transactions were 2.97% and 4.73%, respectively, at September 30, 2008. Based on the decrease in the market value of the interest rate swaps from June 30, 2008 to September 30, 2008, the Company recognized a loss of $120 thousand in other income in the consolidated statement of operations for the three months ended September 30, 2008 with respect to these four swap arrangements.

12.           Fair Value Disclosures

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and enhances disclosures about fair value measurements. SFAS 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those years.  The Company had made no material changes in its valuation techniques as a result of the adoption of SFAS No. 157.

Effective July 1, 2008, the Company adopted SFAS 157. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction, that is not a forced liquidation or distressed sale, between market participants at the measurement date. SFAS No. 157 establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs or minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date. Level 2 inputs represent quoted prices for similar instruments in active markets, or quoted prices for identical instruments in non-active markets. Level 2 inputs also includes valuation techniques whose inputs are derived principally from observable market data other than quoted prices, such as interest rates or other market-corroborated means. Level 3 inputs are unobservable inputs for the asset or liability. The level in the hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest level input that is significant to the fair value measurement in its entirety.

A description of the valuation methodologies used for financial instruments measured at fair value on a recurring basis, as well as the classification of the instruments pursuant to the valuation hierarchy, are as follows:

Trading Securities and Deferred Compensation Liability

Trading securities and the corresponding deferred compensation liability are reported using Level 1 inputs. Level 1 instruments generally include equity securities, valued based on quoted market prices in active markets. Equity securities consist of stocks of financial institutions, mutual funds, and other government sponsored stocks.

Securities Available for Sale

Securities classified as available for sale are reported using Level 1 and Level 2 inputs. Level 1 instruments generally include equity securities, valued based on quoted market prices in active markets. Equity securities consist of stocks of financial institutions, mutual funds, and stocks of government sponsored entities. If a quoted market price is not available for the specific security, then fair values are provided by independent third-party valuation services. These valuations services estimate fair values using pricing models and other accepted valuation methodologies, such as quotes for similar securities and observable yield curves and spreads. As part of the Company’s overall valuation process, management evaluates these third-party methodologies to ensure they are representative of exit prices in the Company’s principal or most advantageous market. Level 2 instruments include U.S. government agency obligations, municipal bonds, mortgage-backed securities, collateralized mortgage obligations, and corporate bonds. The fair value measurements are determined using both quoted prices for similar assets, when available, and model-based valuation techniques that derive fair value based on market-corrobarated data, such as instruments with similar prepayment speeds and default interest rates.

Derivative Financial Instruments

The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts).  The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. To comply with the provisions of SFAS No. 157, the Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. The counterparty performance risk has been determined to have an insignificant impact on the valuation. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of September 30, 2008, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The Company also has commitments with customers to fund mortgages and extend credit at a specified rate and commitments to sell both funded and unfunded mortgage loans at a specified rate. These loan commitments and forward contracts for mortgage loans  intended for sale in the secondary market are accounted for as derivatives and carried at estimated fair value. The Company estimates the fair value of these loan commitments and forward contracts using bids or indications provided by market participants on specific loans that are actively marketed for sale. The Company has determined that the inputs used to value its loan commitment and forward contracts fall within Level 2 of the fair value hierarchy.

The following table presents the financial instruments fair value at September 30, 2008, on the consolidated balance sheet and by SFAS No. 157 valuation hierarchy.

	Fair Value Measurement Using
(Dollars in thousands)	Balance September 30, 2008	Quoted Prices in Active Markets for Identical Assets / Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)
Assets
Investment securities - available for sale	$195,032	$9,248	$185,784
Investment securities – trading	1,231	1,231	—
Derivatives (1)	175	—	175
Total assets	$196,438	$10,479	$185,959

Liabilities
Deferred compensation liability (2)	1,231	1,231	—
Total liabilities	$1,231	$1,231	$—

(1)	Included within Other Assets
(2)	Included within Other Liabilities

Assets Measured at Fair Value on a Nonrecurring Basis

A description of the valuation methodologies and classification levels used for financial instruments measured at fair value on a nonrecurring basis are listed below. These listed instruments are subject to fair value adjustments (impairment) as they are valued at the lower of cost or market.

Mortgage Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated fair value. The Company estimates the fair value of mortgage loans held for sale using bids or indications provided by market participants on specific loans that are actively marketed for sale. The Company has determined that the inputs used to value its mortgage loans held for sale fall within Level 2 of the fair value hierarchy. At September 30, 2008, loans held for sale were recorded at their carrying amount of $14.4 million with no impairment recorded during the first quarter of the fiscal year.

Impaired Loans

Certain loans are evaluated for impairment under FAS No. 114, “Accounting by Creditors for Impairment of a Loan - an amendment of FASB Statements No. 5 and 15.” Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. To estimate the impairment of a loan, the Company uses the practical expedient method, which is based upon the fair value of the underlying collateral for collateral-dependent loans. Currently, all of the Company’s impaired loans are secured by real estate. The value of the real estate collateral is determined based on an appraisal by independent licensed appraisers hired by the Company or other observable market data, which is readily available in the marketplace. As part of the Company’s overall valuation process, management evaluates the third-party appraisals to ensure that they are representative of the exit prices in the Company’s principal or most advantageous market. When the value of the real estate, less estimated costs to sell, is less than the principal balance of the loan, a specific reserve is established. The Company considers the appraisals used in its impairment analysis to be Level 3 inputs. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly.

Other Real Estate Owned

Other real estate property acquired through foreclosure or other means in satisfaction of a loan receivable is recorded at the fair value of the property at the transfer date less estimate selling costs. Costs to maintain other real estate are expensed as incurred.  The value of the real estate collateral is determined based on an appraisal by independent licensed appraisers hired by the Company or other observable market data, which is readily available in the marketplace. As part of the Company’s overall valuation process, management evaluates the third-party appraisals to ensure that they are representative of the exit prices in the Company’s principal or most advantageous markets. The Company considers the appraisals uesd in its impairment analysis to be Level 3 inputs.

Certain assets measured at fair value on a non-recurring basis are presented below:

	Fair Value Measurement Using
(Dollars in thousands)	Balance September 30, 2008	Quotes Prices in Active Markets for Identical Assets / Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Mortages held for sale	$14,444	$—	$14,444	$—
Impaired loans (1)	11,142	—	—	11,142
Other real estate owned	465	—	—	465
Total assets	$26,051	$—	$14,444	$11,607

(1) Specific reserves identified under FAS No. 114 during the first three months of fiscal 2009 totaled $3.4 million. These specific reserves were taken into consideration when the required level of the allowance for loan losses was determined at September 30, 2008.

SFAS No. 157 fair value measurement implementation for nonfinancial assets including goodwill and identifiable intangibles with balances $57.2 million and $13.8 million, respectively, at September 30, 2008, have been delayed until July 1, 2009 in accordance with FSP No. SFAS 157-2.

13.           Segment Information

Under the definition of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, the Company has three operating segments at September 30, 2008; Willow Financial Bank (“WFB”), BeneServ and WIS (including Carnegie). The Willow Financial Bank segment primarily provides loan and deposit services to commercial and retail customers through its network of 29 branch locations as of September 30, 2008. BeneServ, which was acquired on March 30, 2007, is an insurance agency serving the corporate employee benefit market segment. The WIS segment operates a full service investment advisory and securities brokerage firm.

Segment information for the three months ended September 30, 2008 and 2007 is as follows:

	For the three months ended September 30,
	2008				2007
	WFB	BeneServ	WIS	Total	WFB	BeneServ	WIS	Total
	(Dollars in Thousands)

Interest income	$20,315	$—	$—	$20,315	$21,765	$—	$—	$21,765
Interest expense	8,976	—	—	8,976	11,459	—	—	11,459
Net interest income	11,339	—	—	11,339	10,306	—	—	10,306
Non-interest income	1,263	590	986	2,839	2,677	561	628	3,866
Depreciation expense	647	3	5	655	710	3	1	714
Income tax (benefit) expense	(1,030)	57	115	(858)	320	101	17	438
Total net (loss) income	(2,017)	110	224	(1,683)	929	196	33	1,158
Total assets	1,575,695	7,115	4,160	1,586,970	1,563,083	5,603	172	1,568,858
Goodwill	54,574	1,426	1,247	57,247	94,574	1,027	—	95,601

14.	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

At September 30, 2008, the Bank had regulatory capital which was in excess of regulatory limits set by the Office of Thrift Supervision.  The current requirements and the Bank’s actual capital levels are detailed below:

	Actual Capital		Required for Capital Adequacy Purposes		Required to Be Well Capitalized under Prompt Corrective Action Provision
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2008
Tangible capital (to tangible assets)	$106,532	7.0%	$22,934	1.5%	$30,578	2.0%
Core capital (to adjusted tangible assets)	106,532	7.0%	61,157	4.0%	76,446	5.0%
Tier I capital (to risk-weighted assets)	106,532	11.0%	N/A	N/A	57,974	6.0%
Risk-based capital (to risk-weighted assets)	118,575	12.3%	77,298	8.0%	96,623	10.0%

As of June 30, 2008
Tangible capital (to tangible assets)	$109,164	7.2%	$22,845	1.5%	$30,460	2.0%
Core capital (to adjusted tangible assets)	109,164	7.2%	60,920	4.0%	76,151	5.0%
Tier I capital (to risk-weighted assets)	109,164	11.3%	N/A	N/A	57,684	6.0%
Risk-based capital (to risk-weighted assets)	120,720	12.6%	76,912	8.0%	96,140	10.0%

15.	Commitments and Contingencies

See the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 for a summary of existing commitments and contingencies.  There have been no material changes in the Company’s commitments and contingencies since June 0, 2008.